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                           UNITED COMMUNITY FINANCIAL CORP.

                                      EXHIBIT 11




COMPUTATIONS OF EARNINGS PER COMMON SHARE


Earnings per common share have not been presented in the Consolidated Statements of Income as United Community Financial Corp. is currently in the process of completing the Conversion (as noted in footnote 1 to the unaudited financial statements of Form 10Q for March 31, 1998.) Earnings per common share will be presented from the effective date of the Conversion.


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